SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2017

WALGREENS BOOTS ALLIANCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36759	47-1758322
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

108 Wilmot Road, Deerfield, Illinois	60015
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 315-2500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

As previously disclosed, on June 28, 2017, Walgreens Boots Alliance, Inc. (the “Company”) entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Rite Aid Corporation (“Rite Aid”) and Walgreen Co., a wholly-owned direct subsidiary of the Company (“Walgreen Co.”), pursuant to which Walgreen Co. agreed to purchase certain stores, distribution centers, inventory and other specified assets from Rite Aid and its affiliates upon the terms and subject to the conditions set forth in the Asset Purchase Agreement (collectively, the “Transaction”).

The obligation of the parties to consummate the Transaction is subject to, among other things, the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), applicable to the Transaction. The Company and Rite Aid filed the notification and report forms (the “Initial Filing”) required under the HSR Act with the U.S. Department of Justice (the “DOJ”) and the U.S. Federal Trade Commission (the “FTC”) on July 17, 2017. On August 16, 2017, in consultation with Rite Aid, the Company voluntarily withdrew the Initial Filing. The Company expects to re-file the notification and report form under the HSR Act with the DOJ and the FTC by August 18, 2017. If the Company re-files the notification and report form by August 18, 2017, the waiting period under the HSR Act with respect to the re-filing would be scheduled to expire on September 18, 2017, unless otherwise extended or terminated.

Cautionary Note Regarding Forward-Looking Statements

All statements in this report that are not historical statements are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements regarding the asset purchase agreement between the Company, Walgreen Co. and Rite Aid and the transactions contemplated thereby and the possible timing and effects thereof, the ability of the parties to complete the transactions considering the various closing conditions, and the outcome of legal and regulatory matters. Words such as “expect,” “pending,” “potential”, “likely,” “preliminary,” “would,” “could,” “should,” “can,” “will,” “project,” “intend,” “plan,” “goal,” “continue,” “synergy,” “on track,” “believe,” “seek,” “estimate,” “anticipate,” “may,” “possible,” “assume,” and variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions, known or unknown, which could cause actual results to vary materially from those indicated or anticipated. Such risks include, but are not limited to, risks related to the proposed transactions and acquisitions generally, including the risk that the transactions may not close due to one or more closing conditions to the transactions not being satisfied or waived, such as certain regulatory approvals not being obtained, on a timely basis or otherwise, or that a governmental entity prohibited, delayed or refused to grant approval for the consummation of the transactions or required certain conditions, limitations or restrictions in connection with such approvals, risk that the business of the Company or the Rite Aid stores proposed to be sold to the Company may suffer as a result of uncertainty surrounding the transactions, risks related to the ability to realize the anticipated benefits of the proposed transactions, the outcome of legal and regulatory matters, including with respect to the outcome of discussions with the U.S. Federal Trade Commission and otherwise in connection with the pending acquisition of certain Rite Aid assets by the Company, the risk of unexpected costs, liabilities or delays, changes in management’s assumptions, the risks associated with the integration of complex businesses, and risks associated with changes in laws, regulations or interpretations thereof. These and other risks, assumptions and uncertainties are described in Item 1A (Risk Factors) of the Company’s Annual Report on Form 10-K for the fiscal year ended August 31, 2016 and Quarterly Report on Form 10-Q for the fiscal quarter ended May 31, 2017, each of which is incorporated herein by reference, and in other documents that the Company files or furnishes with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Except to the extent required by law, the Company does not undertake, and expressly disclaims, any duty or obligation to update publicly any forward-looking statement after the date of this report, whether as a result of new information, future events, changes in assumptions or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALGREENS BOOTS ALLIANCE, INC.

Date: August 16, 2017	By:	/s/ Collin G. Smyser

	Title:	Vice President, Corporate Secretary